Emma Jo Kauffman

Andrea Ewin Turner

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DOLLAR GENERAL BOARD OF DIRECTORS DECLARES INCREASED DIVIDEND

GOODLETTSVILLE, Tenn. – March 12, 2004 – Dollar General Corporation (NYSE: DG) today announced that its board of directors declared a dividend of $0.040 per share, payable April 15, 2004, to common shareholders of record on April 1, 2004. This dividend declaration is a 14.3% increase from the Company’s previous quarterly dividend rate of  $0.035 per share.

Dollar General is a Fortune 500® discount retailer with 6,817 neighborhood stores as of February 27, 2004.  Dollar General stores offer convenience and value to customers, by offering consumable basics, items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices.  The Company store support center is located in Goodlettsville, Tennessee. Dollar General’s Web site can be reached at www.dollargeneral.com.

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